Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-55553 of Fifth Third Bancorp on Form S-8 of our report dated June 24, 2005 appearing in this Annual Report on Form 11-K of First National Bankshares of Florida, Inc. Salary Savings Plan for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio

June 28, 2005